Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES ANNOUNCES THIRD-QUARTER
FISCAL 2009 FINANCIAL RESULTS

BOSTON, October 1, 2009 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic, and financial consulting services, today announced financial results for its fiscal third quarter, the 16 weeks ended September 4, 2009.

Revenue for the third quarter of fiscal 2009 was $89.3 million compared with $111.2 million for the third quarter of fiscal 2008.  GAAP net income for the third quarter of fiscal 2009 was $2.9 million, or $0.27 per diluted share, compared with GAAP net income of $4.2 million, or $0.39 per diluted share, in the third quarter of fiscal 2008.  Non-GAAP revenue for the third quarter of fiscal 2009 was $86.3 million, compared with $111.2 million for the third quarter of fiscal 2008.  Non-GAAP net income was $3.4 million, or $0.31 per diluted share, compared with $3.5 million, or $0.32 per diluted share, in the third quarter last year.  A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis for the third quarters of fiscal 2009 and fiscal 2008 is provided in the financial tables at the end of this news release.

Comments on the Third Quarter

“The ongoing uncertainty of the global recession negatively affected our third-quarter results,” said James C. Burrows, CRA’s President and Chief Executive Officer.  “While it appeared that some of our key markets were beginning to loosen up at the end of the second quarter, the third quarter was a challenging and disappointing period.  Many clients continued to restrict spending, and major litigation cases and consulting projects have stalled or are moving at a more deliberate pace.  As a result, a number of our larger practices did not meet our expectations this quarter.  Consequently, our utilization rate in the third quarter declined to 69 percent from 71 percent in the sequential second quarter.”

“Although our overall results did not meet our expectations, we did experience positive performance in certain areas,” Burrows said.  “For example, our Forensics and Labor & Employment practices improved year-over-year, and our Energy practice improved over the second quarter, partly due to opportunities presented by the economic downturn and global economic changes.  While work in the chemicals sector has been particularly hard hit in recent quarters, third-quarter results were up on a sequential basis in our North American Global Industrial Consulting Practice.  We experienced an uptick in demand in the U.S. for chemicals-related work, M&A activities, and the accelerated policy debate around climate change. In the Middle East, we experienced some unexpected delays in obtaining signed contracts for work that we had been awarded earlier; we now expect much of those revenues to be realized in the next few quarters.”

“During the quarter, we announced the acquisition of Marakon Associates, a leading strategy consulting firm known for its pioneering work in value-based management,” Burrows said.  “The integration of Marakon has been proceeding smoothly and the practice’s contributions in the quarter were on plan.  This acquisition has provided additional depth and scale to our capabilities, enabling us to broaden our client offerings in key markets.  We look forward to further capitalizing on this important addition to CRA in the quarters ahead.”

“From a bottom-line perspective, we continued to tightly manage our expenses to better reflect client demand,” Burrows said.  “Excluding the addition of the Marakon personnel, in the third quarter we reduced our total consultant headcount by 25 positions, even as we continue to make selective senior hires aimed at driving revenue growth.   Factoring out the effect of the NeuCo consolidation on our results, we reduced SG&A in the third quarter by nearly $5 million on a year-over-year basis.  We have significantly streamlined our operations during the past year and have greatly lowered our cost structure through organizational restructurings, practice divestitures and office closings.  We concluded the third quarter of fiscal 2009 with $104.8 million in cash and equivalents.”

CRA’s tax rate for the third quarter was 51.8 percent on a GAAP basis and 36.0 percent on a non-GAAP basis as compared to 60.9 percent on a GAAP basis and 65.0 percent on a non-GAAP basis for the third quarter of 2008.   The significantly improved non-GAAP tax rate reflects anticipated improved operating performance in Europe and the Middle East region, including Marakon’s positive contribution.

Accounting Review

The Company announced today that it has completed an independent, voluntary review of its accounting for acquisition related earn-out payments and no material corrections are required to its previously filed financial statements.  For additional details, please see the Company’s Form 8-K report related to the matter, which was filed today.

Outlook

“Looking ahead, while long-term trends continue to favor CRA, we anticipate a challenging business environment in the near-term,” Burrows said.  “We believe that our market positioning in the areas we serve is strong, and that our revenues will increase as general business conditions improve. We do expect that practices that have experienced good momentum in recent quarters will continue to grow. We are encouraged by the early contributions from Marakon and activity levels in our Middle East business, where project leads and proposal streams remain strong.”

“In the interim, we will continue to drive our three-pronged focus, which is to aggressively pursue top-line growth within each practice, enhance margins through continued cost controls and drive operating cash flow.” Burrows said.  “We launched a new marketing initiative – a return to the Charles River Associates name for branding purposes – that will help us to raise further awareness of our Company.”

“We continue to be a preferred provider for the types of services we offer.  However, in these challenging economic times, it may take some time for client demand to fully rebound in both our litigation and consulting practices.  Nevertheless, our underlying fundamentals are solid, our reputation is strong and there continue to be sizeable long-term opportunities for CRA.  We believe as our markets normalize, global, economic and legal trends will stimulate long-term demand for CRA’s broad range of consulting services,” Burrows concluded.

Conference Call Information

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its third-quarter 2009 financial results.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About Charles River Associates (CRA)

Founded in 1965, Charles River Associates® is a leading global consulting firm that offers economic, financial and business management expertise to major law firms, businesses, accounting firms and governments. The Company’s consultants combine uncommon analytical rigor with practical experience and in-depth understanding of industries and markets. CRA is adept at handling critical, tough assignments with high-stakes outcomes. The Company’s analytical strength enables it to reach objective, factual conclusions that help clients make important business and policy decisions and resolve critical disputes. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP revenue, non-GAAP net income, non-GAAP net income per share, non-GAAP SG&A, and non-GAAP tax rate.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these restructuring costs, foreign currency exchange gain/loss attributable to the liquidation of the Company’s Australia and New Zealand-based operations, gain from convertible bond repurchases, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the third quarter of fiscal 2009, the Company has excluded NeuCo’s results.  For the third quarter of fiscal 2008, the Company excluded the foreign exchange gain attributable to the substantial liquidation of the Company’s New Zealand-based operations as well as NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Sixteen Weeks Ended September 4, 2009			Sixteen Weeks Ended August 29, 2008
		Adjustments to			Adjustments to	Adjustments to
	GAAP	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	Non-GAAP
	Results	(NeuCo) (1)	Results	Results	(Restructuring) (2)	(NeuCo) (1)	Results

Revenues	$89,262	$2,929	$86,333	$111,162	$—	$—	$111,162
Costs of services	59,036	1,134	57,902	73,602	—	—	73,602
Gross profit (loss)	30,226	1,795	28,431	37,560	—	—	37,560

Selling, general and administrative expenses	21,744	1,775	19,969	24,855	—	—	24,855
Depreciation and amortization	2,437	156	2,281	2,539	—	—	2,539
Income (loss) from operations	6,045	(136)	6,181	10,166	—	—	10,166

Interest and other income (expense), net	(989)	(47)	(942)	460	672	—	(212)
Income (loss) before benefit (provision) for income taxes, minority interest, and equity method investment gain (loss)	5,056	(183)	5,239	10,626	672	—	9,954
Benefit (provision) for income taxes	(2,617)	(731)	(1,886)	(6,471)	—	—	(6,471)
Income (loss) before minority interest and equity method investment gain (loss)	2,439	(914)	3,353	4,155	672	—	3,483
Minority interest	436	436	—	—	—	—	—
Equity method investment gain (loss), net of tax	—	—	—	7	—	7	—
Net income (loss)	$2,875	$(478)	$3,353	$4,162	$672	$7	$3,483

Net income per share:
Basic	$0.27		$0.32	$0.40			$0.33
Diluted	$0.27		$0.31	$0.39			$0.32

Weighted average number of shares outstanding:
Basic	10,627		10,627	10,521			10,521
Diluted	10,751		10,751	10,764			10,764

(1) These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(2) During the sixteen weeks ended August 29, 2008, the Company recognized $0.7 million in foreign currency exchange gain related to the substantial liquidation of the Company’s New Zealand-based operations.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Forty Weeks Ended September 4, 2009						Forty Weeks Ended August 29, 2008 (as revised) (5)
		Adjustments to		Adjustments to	Adjustments to					Adjustments to
	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP	GAAP	Adjustments to		GAAP Results	Non-GAAP
	Results	(Restructuring)		(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	GAAP Results		(NeuCo) (4)	Results

Revenues	$227,057	$—		$—	$7,076	$219,981	$291,128	$—		$—	$291,128
Costs of services	149,895	1,944	(1)	—	3,487	144,464	195,248	2,910	(6)	—	192,338
Gross profit (loss)	77,162	(1,944)		—	3,589	75,517	95,880	(2,910)		—	98,790

Selling, general and administrative expenses	57,508	1,284	(1)	—	3,898	52,326	70,546	3,754	(6)	—	66,792
Depreciation and amortization	6,119	—		—	469	5,650	9,587	2,696	(6)	—	6,891
Income (loss) from operations	13,535	(3,228)		—	(778)	17,541	15,747	(9,360)		—	25,107

Interest and other income (expense), net	(1,853)	(390	)(2)	298	(116)	(1,645)	1,101	672	(7)	—	429
Income (loss) before benefit (provision) for income taxes, minority interest, and equity method investment gain (loss)	11,682	(3,618)		298	(894)	15,896	16,848	(8,688)		—	25,536
Benefit (provision) for income taxes	(6,979)	728	(1)	(122)	(494)	(7,091)	(10,652)	3,069	(6)	—	(13,721)
Income (loss) before minority interest and equity method investment gain (loss)	4,703	(2,890)		176	(1,388)	8,805	6,196	(5,619)		—	11,815
Minority interest	606	—		—	606	—	—	—		—	—
Equity method investment gain (loss), net of tax	—	—		—	—	—	(88)	—		(88)	—
Net income (loss)	$5,309	$(2,890)		$176	$(782)	$8,805	$6,108	$(5,619)		$(88)	$11,815

Net income per share:
Basic	$0.50					$0.83	$0.57				$1.11
Diluted	$0.50					$0.82	$0.56				$1.08

Weighted average number of shares outstanding:
Basic	10,600					10,600	10,629				10,629
Diluted	10,703					10,703	10,978				10,978

(1) During the forty weeks ended September 4, 2009, the Company incurred pre-tax expenses of $3.2 million and related income tax effect of $0.7 million associated principally with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate.  The $3.2 million also includes $0.3 million revision to an estimate for a previously recorded office closure liability.

(2) During the forty weeks ended September 4, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to the liquidation of the Company’s Australian-based operations.

(3) During the forty weeks ended September 4, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, resulting in a $0.3 million gain on a pre-tax basis.

(4) These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(5) These amounts are revised based upon the Company’s completion of an independent, voluntary review of its historical practices regarding its accounting for acquisition-related earn-out payments.  Further information related to this voluntary review can be found in the Current Reports on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 14, 2009 and October 1, 2009.  This press release should be read in conjunction with such previously filed reports.

(6) During the forty weeks ended August 29, 2008, the Company incurred pre-tax expenses of $9.4 million and related income tax effect of $3.1 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate. The initiatives included divesting or shutting down the majority of the Company’s Australian and New Zealand-based operations, office closures, and employee workforce reduction. The following is a breakdown of the $9.4 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Depreciation and amortization	Total
Employee Separation and Other Compensation	$2,421	$356	$—	$2,777
Office Closures	—	2,721	1,850	4,571
Australia/New Zealand Practice Divestitures	489	677	846	2,012
Total	$2,910	$3,754	$2,696	$9,360

(7) The Company recognized $0.7 million in foreign currency exchange gain related to the substantial liquidation of the Company’s New Zealand-based operations in its third fiscal quarter of fiscal 2008.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 4,	November 29,
	2009	2008
		(as revised)(1)
Assets
Cash and cash equivalents	$104,828	$119,313
Accounts receivable and unbilled, net	79,000	101,247
Other current assets	33,796	32,555
Total current assets	217,624	253,115

Property and equipment, net	20,438	23,715
Goodwill and intangible assets, net	148,120	145,144
Other assets	28,193	24,753
Total assets	$414,375	$446,727

Liabilities and shareholders’ equity
Current liabilities	$69,833	$110,018
Long-term liabilities	96,554	102,307
Total liabilities	166,387	212,325

Total shareholders’ equity	247,988	234,402
Total liabilities and shareholders’ equity	$414,375	$446,727

(1) These amounts are revised based upon the Company’s completion of an independent, voluntary review of its historical practices regarding its accounting for acquisition-related earn-out payments.  Further information related to this voluntary review can be found in the Current Reports on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 14, 2009 and October 1, 2009.  This press release should be read in conjunction with such previously filed reports.